Exhibit 99.1

BARNHART TRANSPORTATION, LLC AND AFFILLIATES

North East, Pennsylvania

Combined Financial Statements

For the years ended December 31, 2022 and 2021

and Independent Auditor’s Report Thereon

INDEPENDENT AUDITOR’S REPORT

Board of Directors

Barnhart Transportation, LLC and Affiliates

North East, Pennsylvania

Opinion

We have audited the accompanying combined financial statements of Barnhart Transportation, LLC and Affiliates (Company), which comprise the combined balance sheets as of December 31, 2022 and 2021, and the related combined statements of income and members’ equity and cash flows for the years then ended, and the related notes to the combined financial statements.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Company as of December 31, 2022 and 2021, and the results of its combined operations and its combined cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Combined Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the combined financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the combined financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Combined Financial Statements

Our objectives are to obtain reasonable assurance about whether the combined financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings and certain internal control related matters that we identified during the audit.

Pittsburgh, Pennsylvania

August 21, 2023

BARNHART TRANSPORTATION, LLC AND AFFILIATES

COMBINED BALANCE SHEETS

	December 31
	2022	2021
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,198,950	$1,569,109
Investments	1,455,890	518,168
Accounts receivable, net	8,751,540	11,950,027
Other receivables	376,613	242,116
Notes receivable	60,514	31,663
Inventories	779,835	724,956
Prepaid and other	564,660	392,482

Total Current Assets	17,188,003	15,428,520

Tractors and transport equipment	11,091,411	9,721,352
Trailers	13,669,558	11,982,130
Leasehold improvements	1,171,775	1,171,775
Machinery and equipment	1,338,490	1,041,969
	27,271,234	23,917,227
Less - Accumulated depreciation	(17,031,108)	(14,318,327)
	10,240,126	9,598,900

Intangible assets, net	79,096	56,363
Accounts receivable - related parties	6,956,072	5,846,292
Notes receivable	14,317	18,089
Operating right-of-use assets	2,211,742	-

	$36,689,357	$30,948,163

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$2,554,060	$3,252,672
Other liabilities	1,657,217	1,268,700
Current portion of operating lease liability	643,424	-
Current portion of long-term debt	2,783,226	2,663,795

Total Current Liabilities	7,637,927	7,185,167

OPERATING LEASE LIABILITY	1,568,319	-

LONG-TERM DEBT	2,517,904	2,272,404

MEMBERS' EQUITY	24,965,207	21,490,593

	$36,689,357	$30,948,163

See notes to combined financial statements.

BARNHART TRANSPORTATION, LLC AND AFFILIATES

COMBINED STATEMENTS OF INCOME AND MEMBERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	2022	2021
REVENUE	$81,749,226	$61,797,013

COST OF REVENUE	67,980,193	52,018,504

Gross Profit	13,769,033	9,778,508

OPERATING EXPENSES	8,332,154	6,687,908

Income From Operations	5,436,879	3,090,601

OTHER INCOME (EXPENSE)
Interest expense	(142,532)	(133,774)
Gain on sale of equipment	632,524	277,595
Other	68,770	1,319,532
Interest income	46,225	21,401
	604,987	1,484,755

Net Income	6,041,865	4,575,355

MEMBERS' EQUITY
Beginning of year	21,490,593	16,935,305

Members' distributions	(2,567,251)	(20,068)

End of year	$24,965,207	$21,490,593

See notes to combined financial statements.

BARNHART TRANSPORTATION, LLC AND AFFILIATES

COMBINED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$6,041,866	$4,575,355
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	4,382,647	3,994,876
Extinguishment of Paycheck Protection Program loan	-	(1,214,124)
Gain on sale of property and equipment	(632,524)	(277,595)
Net realized and unrealized losses (gains) on investments	62,278	(106,645)
Change in allowance for doubtful accounts	5,592	(18,168)
Changes in assets and liabilities:
Accounts receivable	3,172,157	(5,674,071)
Other receivables	-	(5,993)
Inventories	(54,879)	(223,118)
Prepaids and other	(285,939)	(116,692)
Accounts payable	(510,486)	579,941
Other liabilities	200,391	1,517,684
Net Cash Provided By Operating Activities	12,381,103	3,031,450

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(1,687,107)	(694,699)
Proceeds from sale of property and equipment	1,067,627	484,687
Purchases of intangible assets	(22,481)	-
Payments on notes receivable	52,405	28,613
Additions to notes receivable	(77,484)	(79,599)
Purchase of investments	(1,000,000)	(500,000)
Loans and advances to related parties, net	(1,109,781)	(1,454,991)
Net Cash Used In Investing Activities	(2,776,821)	(2,215,989)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on long-term debt	(3,407,191)	(3,161,244)
Proceeds from Paycheck Protection Program loan	-	1,214,124
Member distributions	(2,567,249)	(20,068)
Net Cash Used In Financing Activities	(5,974,440)	(1,967,188)

Net Increase (Decrease) in Cash and Cash Equivalents	3,629,842	(1,151,727)

CASH AND CASH EQUIVALENTS
Beginning of year	1,569,109	2,720,836

End of year	$5,198,951	$1,569,109

	2022	2021
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for interest	$142,532	$133,774

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Capital expenditures funded by issuance of long-term debt	$3,772,122	$2,951,110

See notes to combined financial statements.

BARNHART TRANSPORTATION, LLC AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 1 - ORGANIZATION

Barnhart Transportation, LLC and Affiliates (collectively, the Company) is a transportation solution provider offering a diversified range of services to clients and their specific transportation needs. The Company specializes in pneumatic dry bulk sand and cement, flatbed, step-deck, double-drop, RGN, over-dimensioned, heavy haul, dry van, nonhazardous liquids, intermodal drayage and LTL shipments within the United States, Canada and Mexico. The Company also has a fleet maintenance division that handles most of the maintenance required on its equipment along with a freight brokerage division that works with partner carriers to provide innovative freight solutions. Additionally, the Company has integrated international freight forwarding, commercial tank cleaning, warehousing and transloading services that allow for comprehensive solutions, that cater to diverse customer needs.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies consistently applied by management in the preparation of the accompanying combined financial statements are as follows:

Basis of Combination - The accompanying combined financial statements include the financial position, results of operations and cash flows of Barnhart Transportation, LLC; Lake Shore Logistics, LLC; Legend Equipment Leasing, LLC; Barnhart Fleet Maintenance, LLC; Lake Shore Global Solutions, LLC; and Route 20 Tank Wash, LLC, all of which are under common control and ownership. All intercompany balances and transactions have been eliminated in combination.

Use of Estimates - The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents - Cash and cash equivalents include all cash balances and highly liquid investments with an initial maturity of three months or less. The Company places its cash with high-credit quality financial institutions. At times, such investments may be in excess of the Federal Deposit Insurance Corporation insurance limit.

Investments - Valued at the daily closing price as reported by the fund, investments in marketable securities with readily determinable fair values are stated at fair value based on quoted prices in active markets. The Company discloses the category of assets and liabilities measured at fair value into one of three different levels, depending on the assumptions (i.e., inputs) used in the valuation. Level 1 provides the most reliable measure of fair value, whereas Level 3 generally requires significant management judgment. Financial assets and liabilities are classified in their entirety based on the lowest level of input significant to the fair value measurement, and generally approximate fair value either due to their short-term nature or terms the Company could obtain in the current market. The Company does not have any Level 3 financial assets or liabilities as of December 31, 2022 and 2021.

BARNHART TRANSPORTATION, LLC AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The following table presents the cost basis and fair value of the Company’s major categories of investments:

	December 31, 2022		December 31, 2021
	Cost Basis	Fair Value	Cost Basis	Fair Value
Investments:
Cash and bank deposits	$71,565	$71,565	$12,243	$12,243
Mutual funds and exchange-traded funds	$1,428,435	$1,384,325	$487,757	$505,925
Total	$1,500,000	$1,455,890	$500,000	$518,168

The following table depicts the level in the fair value hierarchy of the input used to estimate fair value of investments measured on a recurring basis as of December 31, 2022 and 2021:

	Fair Value	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs
As of December· 31, 2022
Cash and bank deposits	$71,565	$71,565	$-	$-
Mutual funds and exchange-traded funds	$1,384,325	$1,384,325	$-	$-

As of December· 31, 2021
Cash and bank deposits	$12,243	$12,243	$-	$-
Mutual funds and exchange-traded funds	$505,925	$505,925	$-	$-

The following table presents the detail of income (loss) from investments for the years ended December 31:

	2022	2021
Interest income	$29,352	$3,049
Unrealized gain (loss) on investment	(73,617)	17,552
Realized gain (loss) on investment	(30,758)	-
Total	$(75,023)	$20,601

BARNHART TRANSPORTATION, LLC AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Realized and unrealized gains and losses, interest and dividends are recognized in other income in the combined statements of income and members’ equity.

Accounts Receivable - Accounts receivable are reported at the amount management expects to collect from outstanding balances. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. Provisions are made for estimated uncollectible trade accounts receivable. The Company’s estimate of the allowance is based on historical collection experience, a review of the current status of trade receivables and judgment. Decisions to charge off receivables are based on management’s judgment after consideration of facts and circumstances surrounding potential uncollectible accounts. The allowance for doubtful accounts as of December 31, 2022 and 2021 is approximately $57,000 and $51,000, respectively.

Leases - As of January 1, 2022, leases are recognized under Accounting Standards Update (ASU) No. 2016-02 Leases (Topic 842) (ASU 2016-02). The Company evaluates leases based on the underlying asset groups. The assets currently underlying the Company’s leases include real estate (primarily buildings, office space, land and drop yards). Management’s significant assumptions and judgements include the determination of the discount rate (discussed below), as well as the determination of whether a contract contains a lease. A contract contains a lease if there is an identified asset and the Company has the right to control the asset.

Operating lease right-of-use assets represent the Company’s right to use an underlying asset for the lease term, and the lease liabilities represent the Company’s obligation to make lease payments arising from the lease. In the accompanying statements of income and members’ equity, rent expense for operating lease payments is recognized on a straight-line basis of the lease term. The Company’s operating real estate leases all have lease terms of five years and they do not include auto-renewal provisions.

Topic 842 allows lessees an option to not recognize right-of-use assets and lease liabilities arising from short-term leases. The Company does not have any leases twelve months or less.

Operating lease right-of-use assets and lease liabilities are recognized at the commencement date based on the present value of the lease payments over the lease term. The Company’s lease liabilities are recognized based on the present value of the remaining fixed lease payments, over the lease term, using a discount rate. The discounted rates for leases were determined based on U.S. Daily Treasury Par Yield Curve rates as of January 1, 2022.

See Note 9 for additional disclosures regarding the Company’s operating leases, and adoption of Topic 842.

Concentration - Revenue recognized from the Company’s two largest customers for the years ended December 31, 2022 and 2021 approximated 33% and 35%, respectively, of total revenue. The balance due from the Company’s largest customer as of December 31, 2022 and 2021 approximated 28% and 43%, respectively, of accounts receivable.

Inventories - Inventories, consisting mainly of tires and transportation-related supplies, are stated at the lower of cost or net realizable value determined by the first-in, first-out method. Appropriate consideration is given to obsolescence, excessive levels, deterioration and other factors in evaluating net realizable value.

BARNHART TRANSPORTATION, LLC AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fixed Assets - Fixed assets are recorded at the lower of cost or market. Repairs and maintenance that do not extend the lives of the applicable assets are charged to expense as incurred. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method. The estimated useful lives of the related assets are as follows:

Buildings and improvements	15 - 40 years
Transportation equipment	3 - 10 years
Furniture and fixtures	3 - 7 years

Depreciation expense for the years then ended December 31, 2022 and 2021 amounted to approximately

$4,366,000 and $3,961,000, respectively.

The Company reviews the carrying value of fixed assets for impairment whenever events and circumstances indicate that the carrying value of an asset might not be recoverable from the estimated future cash flows expected to result from its use a eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, as well as the effects of obsolescence, demand, competition and other economic factors. Based on management’s evaluation, there was no impairment at December 31, 2022 and 2021.

Intangible assets subject to amortization consist of software and computer licenses. The Company is amortizing the intangible assets on a straight-line basis over various periods based on the asset’s future economic benefit. Amortization related to intangible assets for the years ended December 31, 2022 and 2021 amounted to approximately $17,000 and $34,000, respectively.

Revenue Recognition - Revenues are recognized over time as control of the promised services is transferred to the Company’s customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services.

The Company generates revenues from billings for transportation services under contracts with customers, generally on a rate per mile or fixed rate per shipment, based on origin and destination of the shipment. The Company’s performance obligation arises when it receives a shipment order to transport a customer’s freight and is satisfied upon delivery of the shipment. The transaction price may be defined in a transportation services agreement or negotiated with the customer prior to accepting the shipment order. A customer may submit several shipment orders for transportation services at various times throughout a service agreement term, but each shipment represents a distinct service that is a separately identified performance obligation. The Company often provides additional or ancillary services as part of the shipment (such as loading/unloading and stops in transit), which are not distinct or are not material in the context of the contract; therefore, the revenues for these services are recognized with the freight transaction price. The average transit time to complete a shipment is approximately two days. Invoices for transportation services are typically generated soon after shipment delivery and, although payment terms and conditions vary by customer, are generally due within 30 days after the invoice date.

The Company also generates revenues from equipment leases, to include terminal rental adjustment clause (TRAC) leases. Equipment leases are recognized and billed monthly and renewed annually. TRAC leases are a set term for anywhere from one to five years with weekly payments and a 20% balloon payment at the conclusion of the lease term.

BARNHART TRANSPORTATION, LLC AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The combined statements of income and members’ equity reflect recognition of transportation revenues (including fuel surcharge revenues) and related direct costs over time as the shipment is being delivered. The Company uses distance shipped (for the Truckload segment) and transit time (for the Logistics segment) to measure progress and the amount of revenues recognized over time, as the customer simultaneously receives and consumes the benefit. Determining a measure of progress requires the Company to make judgments that affect the timing of revenues recognized. The Company has determined that the methods described provide a faithful depiction of the transfer of services to the customer.

For shipments where a third-party capacity provider (including independent contractors under contract with the Company) is utilized to provide some or all of the service, the Company evaluates whether it is the principal (i.e., report revenues on a gross basis) or the agent (i.e., report revenues on a net basis). Generally, the third party reports such revenues on a gross basis; that is, it recognizes both revenues for the service it bills to the customer and rent and purchased transportation expense for transportation costs it pays to the third-party provider. Where the Company is the principal, it controls the transportation service before it is provided to the Company’s customers, which is supported by the Company being primarily responsible for fulfilling the shipment obligation to the customer and having a level of discretion in establishing pricing with the customer.

Rental income related to the Company’s leasing arrangements is recognized when earned over the life of the lease agreement. Another source of revenue is through the Company’s service garage and the repair work that is completed on all of the Company’s assets, including both tractors and trailers. Service work is performed for outside customers along with the Company’s owner-operators and is recognized over the term of the service agreement.

Practical Expedient - The Company has elected to apply the practical expedient in Financial Accounting Standards Board (FASB) ASU No. 2014-09 Revenue from Contracts with Customers (Topic 606) to not disclose the value of remaining performance obligations for contracts with an original expected length of one year or less. Remaining performance obligations represent the transaction prices allocated to future reporting periods for freight shipments started but not completed at the reporting date at which the Company expects to recognize revenues in the period subsequent to the reporting date. Transit times generally average two days.

Income Taxes - The combined companies have been formed as limited liability companies under the laws of the Commonwealth of Pennsylvania. The members of each of the Company’s affiliates, Barnhart Transportation, LLC; Lakeshore Logistics, LLC; Barnhart Fleet Maintenance, LLC; and Legend Equipment Leasing, LLC, have elected under the Internal Revenue Code to be taxed as an S corporation. The members of each of the Company’s affiliates, Lake Shore Global Solutions, LLC and Route 20 Tank Wash, LLC, have elected under the Internal Revenue Code to be taxed as a partnership. In lieu of corporate income taxes, the members of an S corporation and partnership will be taxed on their appropriate share of the Company's taxable income; therefore, no provision or liability for federal or state income taxes has been included in the combined financial statements.

A tax position is a position in a previously filed tax return or a position expected to be taken in a future tax filing that is reflected in measuring current or deferred income tax assets and liabilities. Tax positions shall be recognized only when it is more likely than not (likelihood of greater than 50%), based on technical merits, that the position will be sustained. Tax positions that meet the more-likely-than-not threshold should be measured using a probability-weighted approach as the largest amount of tax benefit that is greater than 50% likely of being realized upon settlement. Whether the more-likely-than-not recognition threshold is met for a tax position is a matter of judgement based on the individual facts and circumstances of that position evaluated in light of all available evidence. If tax is incurred, the Company would accrue interest and penalties related to uncertain tax positions in income tax expense.

BARNHART TRANSPORTATION, LLC AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company has assessed the tax positions it has taken or expects to take in its tax return. As of December 31, 2022 and 2021, no liability for uncertain tax positions was required to be recorded. The Company’s tax returns are subject to examination by major taxing jurisdictions for years after 2019.

Advertising - The Company expenses advertising costs as they are incurred. Advertising expenses for the years ended December 31, 2022 and 2021 are approximately $77,000 and $25,000, respectively.

NOTE 3 - RELATED-PARTY TRANSACTIONS

Related-party transactions arise in the ordinary course of business and are summarized as follows:

The Company has recorded amounts due from related parties of approximately $6,956,000 and $5,846,000 as of December 31, 2022 and 2021, respectively. These balances are classified as long-term, as repayment is expected beyond one year from the date of the Company’s combined balance sheets. These balances fluctuate in the normal course of business and do not bear interest.

The Company has recorded amounts payable to related parties of approximately $426,000 and $815,000 as of December 31, 2022 and 2021, respectively. These balances are classified as accounts payable on the Company’s combined balance sheets. These balances fluctuate in the normal course of business and do not bear interest.

The Company leases office and warehouse space under a noncancelable operating lease from an entity owned by the members. Rent is payable in monthly installments of approximately $55,000 through December 2026.

Rent expense for related-party leases was approximately $687,000 and $487,000 for the years ended

December 31, 2022 and 2021, respectively.

NOTE 4 - NOTES RECEIVABLE

The Company has notes receivable from sale of the services and parts, to include overhauls or placements to owner operators in the normal course of business. The notes are payable in weekly installments of principal and interest at 12%. The notes receivable have a term of no more than five years with maturities ranging from

2023 to 2024.

BARNHART TRANSPORTATION, LLC AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 5 - LONG-TERM DEBT

Long-term debt at December 31 consists of the following:

	2022	2021
Various notes payable with Citizens Bank, payable in monthly installments aggregating approximately $287,000, including interest at rates ranging from 1.45% to 6.05%, with expirations ranging from 2023 to 2025.	$5,301,130	$4,936,199
Less - Current portion of long-term debt	2,783,226	2,663,795
	$2,517,904	$2,272,404

Long-term debt is secured by substantially all corporate assets of the combined companies.

The aggregate annual principal payments required on the long-term debt subsequent to December 31,

2022 are as follows:

Year Ending
December 31	Amount
2023	$2,783,226
2024	1,876,766
2025	641,138
$5,301,130

NOTE 6 - LINES OF CREDIT

The Company has a $1,750,000 revolving line of credit. Advances on the line are payable on demand and carry an interest rate of 1.50% above Secured Overnight Financing Rate (SOFR). The credit line is secured by substantially all corporate assets of the combined companies. There were no outstanding advances on the line at December 31, 2022 and 2021. The credit line is renewable on an annual basis and is set to expire in October 2023.

BARNHART TRANSPORTATION, LLC AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 6 - LINES OF CREDIT (Continued)

The Company has a $4,000,000 non-revolving line of credit, which is to be used to finance large equipment purchases. Each advance on the credit line shall be repaid in equal monthly installments of principal and interest based upon up to a five-year amortization period. The interest rate payable on each advance outstanding shall be a fixed rate equal to the prevailing market rate generally charged by the bank on commercial loans of similar nature, risk and duration as quoted by the bank to the Company on or before the date of each advance. There were no outstanding advances on the line at December 31, 2022 and 2021. The credit line is secured by substantially all corporate assets of the Barnhart Transportation, LLC, Lake Shore Logistics, LLC, Legend Equipment Leasing, LLC, and Barnhart Fleet Maintenance, LLC and is renewable on an annual basis.

The Company’s credit agreements with the bank contain certain financial covenants. The Company was in compliance with all terms and provisions of the agreements at December 31, 2022 and 2021.

NOTE 7 - EMPLOYEE BENEFIT PLAN

The Company sponsors a voluntary 401(k) profit-sharing plan covering substantially all of its employees. The plan provides for Company contributions to match voluntary employee contributions up to 3% of eligible compensation and to match 50% of eligible compensation between 3% and 5%. Employer contribution obligations for the years ended December 31, 2022 and 2021 were approximately $196,000 and $144,000, respectively.

NOTE 8 - PAYCHECK PROTECTION PROGRAM

On January 21, 2021, the Company was granted loans from Citizens Bank in the aggregate amount of $1,227,624. All loans were pursuant to the Paycheck Protection Program (the PPP) under Division A, Title I of the Coronavirus Aid, Relief, and Economic Security Act (the CARES Act), which was enacted March 27, 2020. Under terms of the PPP, PPP loans and accrued interest are forgivable after 24 weeks as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The amount of loan forgiveness will be reduced if the borrower terminates or reduces salaries during the forgiveness period.

As of December 31, 2021, the Company used the entire loan proceeds to fund its payroll expenses and has received forgiveness for all PPP loans from the Small Business Administration. The Company recorded these loans in accordance with FASB Accounting Standards Codification (ASC) 470, Debt, and, as such, the balances were recorded as debt on the combined balance sheets until forgiveness was received. Upon forgiveness, the Company recognized the entire extinguished amount as other income on the combined statements of income and members’ equity for the year ended December 31, 2021.

BARNHART TRANSPORTATION, LLC AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 9 - LEASES

The FASB issued ASU 2016-02 Leases, which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases. ASU 2016-02 supersedes the previous leases standard, Leases (ASC 840).

The Company adopted ASU 2016-02, Leases, which is codified in ASC 842, as of January 1, 2022. The Company elected the optional transition method as a part of utilizing the modified retrospective approach in applying the new lease standard and have recognized right-of-use assets of approximately $2,842,000 and long-term lease liabilities of approximately $2,199,000, with current portion of approximately $643,000, as of January 1, 2022.

In addition, the Company elected the package of practical expedients provided under the guidance. The practice expedient package applies to leases that commenced prior to adoption of the new standard and permits companies not to reassess whether existing or expired contracts are or contain a lease, the lease classification, and any initial direct costs for any existing leases.

The Company has recognized a right-to-use asset on December 31, 2022 in the amount of $2,211,742. The Company has also recognized a long-term lease liability of $1,568,319 with a current portion of $643,424. Operating lease right-of-use assets and operating lease liabilities are recognized based on the present value of the future lease payments over the term. The discounted rates for leases were determined based on U.S. Daily Treasury Par Yield Curve rates as of January 1, 2022. The leases have maturity dates from 2023 through 2026.

The Company’s leases are solely operating real estate leases that include offices, garage space and drop yards. Each of the Company's operating leases are leased from related party entities that are under common ownership. The Company’s leases have a fixed cost and do no include any variable components. None of the Company’s leases contain restrictions or covenants that restrict the Company from incurring other financial obligations. The Company does not have any finance leases.

Lease Cost - The Company’s lease expense within the accompanying combined statements of income and members’ equity was approximately $687,000 for the year ended December 31, 2022.

BARNHART TRANSPORTATION, LLC AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 9 - LEASES (Continued)

Lease Liability Calculation Assumptions - The assumptions underlying the calculation of the Company’s right-to-use assets and lease liabilities are disclosed below:

2022
Operating Leases
Weighted average of remaining lease term	3.4 years
Weighted average of discount rate	1.37%

Maturity analysis of lease liabilities (as lessee) - As of December 31, 2022, estimated annual maturities of lease liabilities for the year ending December 31, 2023 and thereafter were as follows:

Operating
2023	$665,320
2024	659,290
2025	481,200
2026	481,200
Future minimum lease payments	2,287,010
Less: amounts representing interest	(75,267)
Present value minimum lease payments	2,211,743
Less: Current portion	(643,424)
Lease liabilities - less current portion	$1,568,319

The following table sets forth approximate cash paid for amounts included in the measurement of lease liabilities for the year ended December 31, 2022:

2022
Operating cash flows for operating leases	$687,000

BARNHART TRANSPORTATION, LLC AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 9 - LEASES (Continued)

Prior period amounts were not adjusted and will continue to be reported under ASC 840. The below table was the schedule of minimum lease payments required as of December 31, 2021:

Year Ending
December 31	Amount
2022	$701,320
2023	701,320
2024	695,290
2025	677,200
2026	677,200
Thereafter	117,000
$3,569,330

During the year ended December 31, 2021, the Company's operating lease expense was approximately $487,000.

NOTE 10 - CONTIGENCIES AND COMMITMENTS

The Company, from time to time, is involved in legal and other proceedings arising in the ordinary course of business. The Company believes that there are no significant claims or litigation pending that could, individually or in the aggregate, have a material adverse effect on its combined financial statements.

NOTE 11 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through July 20, 2023, the date on which the combined financial statements were available to be issued. On July 7, 2023, the Company was acquired by SMG Industries, Inc., a Texas based transportation company. The acquisition was complete for a total consideration of approximately $55,750,000 in cash, stock and other assets. As a result of the acquisition, the Company, is now a wholly owned subsidiary of SMG Industries, Inc. There are no other subsequent events that have occurred that would require adjustments to disclosures in the financial statements.